POWER OF ATTORNEY

     The undersigned hereby appoints each
of Margo Smith, Robert J. Nikl, Michael Jung and Jacobin
Zorin as the undersigned's true and lawful attorneys-in-fact, each with the authority, acting alone, to:

     (1)    prepare, execute in the undersigned's
            name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
            ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
            Exchange Act of 1934 or any rule or
            regulation of the SEC;

     (2)    prepare, execute in the
            undersigned's name and on the
            undersigned's behalf in the undersigned's capacity as an executive officer and/or director of Verigy Ltd. (the "Company"), and file with the SEC Forms 3, 4, and 5
            (including any successor forms and any
            amendments to any form previously filed) required to be filed in accordance with
            Section 16(a) of the Securities Exchange
            Act of 1934 and the rules thereunder; and

     (3)    take any other action of any type
            whatsoever in connection with the
            foregoing which, in the opinion of such
            attorney-in-fact, may be of benefit to,
            in the best interest of, or legally
            required by, the undersigned, it being
            understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

            The undersigned hereby grants to
      each attorney-in-fact full power and
      authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply or liabilities resulting from the undersigned's failure to comply with
      Section 16 of the Securities Exchange Act of 1934.

           In the event that an attorney-in-
      fact, or such attorney-in-fact's
      substitute or substitutes, ceases to be a service provider of the Company, then the appointment of power of attorney to such individual shall automatically be revoked, and this Power of Attorney shall be automatically modified only to remove such attorney-in-fact or substitute, as of the date that the attorney-in-fact or substitute ceases to be a service provider.

       This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the
undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

       IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of  4/01/10
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/s/ Kristen O. Robinson
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Kristen O. Robinson